Exhibit 10.10

ADJUSTMENT OF OUTSTANDING SITE CENTERS CORP. EQUITY AWARDS

(CURBLINE SPINOFF – SITC EMPLOYEES)

October 30, 2024

(for adjustments deemed effective as of October 1, 2024)

Introduction

Effective October 1, 2024, SITE Centers Corp. (“SITC”) effectuated a spin-off of Curbline Properties Corp. (“CURB”), which resulted in the distribution of 100% of SITC’s interest in CURB to holders of SITC common shares, par value $0.10 per share (“Common Shares” and such spin-off, the “Spin-Off”). CURB is now a publicly traded company. For more information about the Spin-Off, please refer to the information statement included as Exhibit 99.1 to the Registration Statement on Form 10, which was publicly filed by CURB with the U.S. Securities and Exchange Commission on September 3, 2024 (the “Information Statement”), as well as the Employee Matters Agreement by and between SITC and CURB that is an exhibit to such Registration Statement (the “Employee Matters Agreement”). The Registration Statement is available online at https://www.sec.gov/Archives/edgar/data/2027317/000119312524212125/d17677d1012b.htm.

This notice (“Notice”) describes the adjustment of outstanding SITC time-based restricted share unit, performance-based restricted share unit, and stock option awards, to the extent you held each (or any) of such awards immediately prior to the Spin-Off, all as now reflected in your account on the Shareworks website, as accessed through SITC’s intranet.

Adjusted RSU Awards

As a result of the Spin-Off, each time-based restricted share unit award that was outstanding as of immediately prior to the Spin-Off, and granted by SITC to you (if any) ( “RSU Award”) pursuant to the terms of the applicable SITC equity incentive plan (“Equity Plan”) and the related grant agreement documentation (the “RSU Agreement”), was equitably adjusted pursuant to its terms as of the date of, and immediately prior to the effective time of, the Spin-Off as follows (each, an “Adjusted RSU Award”):

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The number of Common Shares subject to the unvested portion of such RSU Award was adjusted so that the Adjusted RSU Award will retain substantially the same intrinsic value (subject to particular rounding treatment) immediately after the Spin-Off that such RSU Award had immediately prior to the Spin-Off (the “Adjusted RSU Number”). The Adjusted RSU Number was determined by multiplying the RSU Award by a fraction, the numerator of which was the closing price of a Common Share on the last trading day before the Spin-Off, and the denominator of which was the average of the daily volume-weighted average price of a Common Share on October 1, 2024 and each of the nine trading days immediately thereafter (the “Adjustment Ratio”); and
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For any portion of such RSU Award that remained unvested, the number of Common Shares subject to such Adjusted RSU Number was divided (1) equally by, or (2) only in the case of any such RSU Award without a substantially equal number of units vesting on each date in the original vesting schedule, proportionately (in accordance with the original vesting schedule) based on, the -2- number of vesting dates remaining in the original vesting schedule applicable to such RSU Award, and the resulting number (or numbers, as applicable, in the case of any such proportionate division) is the “Adjusted RSU Per Tranche Amount”. The Adjusted RSU Award will continue to vest in accordance with the original vesting schedule for such RSU Award, provided that each Adjusted RSU Per Tranche Amount (rounded down to the nearest whole Common Share) will vest on each of the applicable vesting dates remaining in the original vesting schedule. However, all fractional portions of all Adjusted RSU Per Tranche Amounts will be aggregated and rounded down to the nearest whole Common Share (such rounded sum, the “Fractional RSU Amount”). The very first Adjusted RSU Per Tranche Amount to vest following the Spin-Off will then be increased by the number of restricted share units equal to the Fractional RSU Amount. Any remaining fractional unit that would otherwise be settled will be eliminated for no consideration or payment.

Terms of Each Adjusted RSU Award

This adjustment was determined by the Compensation Committee of the Board of Directors of SITC (the “Committee”) under the terms of the Equity Plan. Except as provided herein, each Adjusted RSU Award continues to be governed by (1) the RSU Agreement that covers such RSU Award (implementing the changes as described in the bullet points above), and (2) the Equity Plan under which such RSU Award was granted (with such RSU Award deemed adjusted in all other manners to reflect substantially the adjustment of such RSU Award as described in the Information Statement and the Employee Matters Agreement).

Adjusted PRSU Awards

As a result of the Spin-Off, each performance-based restricted share unit award that was outstanding as of immediately prior to the Spin-Off and granted by SITC to you (if any) ( “PRSU Award”) pursuant to the terms of the Equity Plan and the related grant agreement documentation (the “PRSU Agreement”), was equitably adjusted pursuant to its terms into a time-based restricted share unit award covering Common Shares as of the date of, and immediately prior to the effective time of, the Spin-Off as follows (each, a “Replacement RSU Award”):

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The relative achievement of the Management Objectives applicable to such PRSU Award, and thus the number of performance-based restricted share units that were earned under such PRSU Award, was determined to be earned at the greater of actual or 150% of target performance as of the date of the Spin-Off (rather than at the end of the original Performance Period for such PRSU Award); and
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The number of Common Shares subject to such earned portion of such PRSU Award was adjusted by multiplying such earned portion by the Adjustment Ratio to account for the effect of the Spin-Off on the value of Common Shares in a manner intended for such earned portion of such PRSU Award to retain substantially the same intrinsic value (subject to particular rounding treatment) immediately after the Spin-Off that such earned portion of such PRSU Award had immediately prior to the Spin-Off.

Terms of Each Replacement RSU Award

The PRSU Award has also been adjusted into the Replacement RSU Award in the following ways:

1.
The PRSU Award was converted from a performance-based restricted share unit award into a time-based restricted share unit award covering the earned Common Shares described above, which means that the Replacement RSU Award represents the right to receive such earned Common Shares upon the satisfaction of the time-based vesting criteria described in this Notice, and such Replacement RSU Award is no longer subject to the achievement of the Management Objectives (or related performance-based provisions) to which the PRSU Award was subject.
2.
Where and as applicable, references to “Performance-Based Restricted Share Units” or “PRSUs” (and similar terms) in the PRSU Agreement are deemed references to “Restricted Share Units” or “RSUs” (or similar terms), respectively.
3.
Except as provided in Section 4 below, any references to a “Performance Period” or “Management Objectives,” any modification of the number of Common Shares subject to the PRSU Award based on the same (or similar) terms, and the Statement of Management Objectives attached to the PRSU Agreement and any references thereto are deemed no longer applicable, as necessary or desirable, with respect to such Replacement RSU Award, in order to reflect the adjustment of the PRSU Award as described herein. For the avoidance of doubt, any references in the PRSU Agreement regarding the concept of “earning” an award (as distinguished from vesting in an award) will not apply to the Replacement RSU Award after the adjustments as described herein.
4.
Where and as applicable, references or provisions in the PRSU Agreement regarding the crediting and deferred payout of additional Common Shares as dividend equivalents on the PRSU Award are deemed adjusted and administered, effective as of the effective date first written above, to represent references or provisions for the Replacement RSU Award regarding the current payout in cash of dividend equivalents on the Replacement RSU Award.
5.
Your Replacement RSU Award will vest in full on the last day of the “Performance Period” as provided for in the original PRSU Agreement, provided that you remain in the continuous employ of SITC or a subsidiary through such date. Accordingly, any unvested restricted share units subject to the Replacement RSU Award will be cancelled and forfeited if you terminate employment prior to such date (except as otherwise provided pursuant to Section 4 of your original PRSU Agreement).

These adjustments were determined by the Committee under the terms of the Equity Plan. Except as provided herein, each Replacement RSU Award continues to be governed by (1) the PRSU Agreement that covers such PRSU Award (implementing the changes as described above), and (2) the Equity Plan under which such PRSU Award was granted (with such PRSU Award deemed adjusted in all other manners to reflect substantially the adjustment of such PRSU Award as described in the Information Statement and the Employee Matters Agreement).

Adjustment of Option Awards As a result of the Spin-Off, each stock option that was outstanding as of immediately prior to the Spin-Off and granted by SITC to you ( “Option”) pursuant to the terms of the Equity Plan and related grant agreement documentation (the “Option Agreement”), was equitably adjusted pursuant to its terms as of the date of, and immediately prior to the effective time of, the Spin-Off as follows (each, an “Adjusted Option”):

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The exercise price for such Option and the number of Common Shares subject to such Option were adjusted so that the Adjusted Option will retain substantially the same intrinsic value (subject to particular rounding treatment) immediately after the Spin-Off that such Option had immediately prior to the Spin-Off. The exercise price of the Adjusted Option was determined by dividing the applicable pre-Spin-Off exercise price by the Adjustment Ratio. The number of Common Shares subject to such Adjusted Option was determined by multiplying each Option by the Adjustment Ratio.

Terms of Each Adjusted Option

These adjustments were determined by the Committee under the terms of the Equity Plan. Except as provided herein, each Adjusted Option continues to be governed by (1) the Option Agreement that covers such Option (implementing the changes as described in the bullet point above), and (2) the Equity Plan under which such Option was granted (with such Option deemed adjusted in all other manners to reflect substantially the adjustment of such Option as described in the Information Statement and the Employee Matters Agreement included as an exhibit thereto).